                                  EXHIBIT 99.1


                             JOINT FILING AGREEMENT


             The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is accurate.


Dated this 9th day of March, 2000.

                              The TCW Group, Inc.
                              By:  /s/ Philip K. Holl
                                   --------------------------------------------
                                   Philip K. Holl
                                   Authorized Signatory







                              Robert Day
                              By:  /s/ Philip K. Holl
                                   --------------------------------------------
                                   Philip K. Holl
                                   Under Power of Attorney  dated  January 19,
                                   2000,  on File with  Schedule 13G Amendment
                                   No. 2 for J. Baker, Inc. dated
                                   January 20, 2000.






                                   B-1